77Q1(e)

1.  Management Agreement between American Century Investment Trust and American Century Investment Management, Inc., dated July 16, 2010
(filed electronically as Exhibit (d) to Post-Effective Amendment No. 42
to the Registrant’s Registration Statement on July 29, 2010,
File No. 33-65170 and incorporated herein by reference).